Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-59856 and No. 333-04893) pertaining to the 2000 Stock Option Plan and the 1995 Stock Option Plan of Wireless Telecom Group, Inc. of our report dated March 31, 2006, with respect to the consolidated financial statements of Willtek Communications GmbH (not presented separately herein) included in the Annual report (Form 10-K) of Wireless Telecom Group, Inc. for the year ended December 31, 2006.

/s/ Ernst & Young AG

Ernst & Young AG
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft

Munich, Germany
March 29, 2007

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